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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                            Jurisdiction of   Percent of Capital
Name of Subsidiary                            Organization       Stock Owned
------------------                          ---------------   ------------------

AMCORE Bank N.A., Rockford                   United States          100%

AMCORE Bank N.A., Rock River Valley          United States          100%

AMCORE Bank N.A., Northwest                  United States          100%

AMCORE Bank N.A., North Central              United States          100%

NBA Holding Company                            Delaware             100%

AMCORE Bank Aledo                              Illinois             100%

AMCORE Investment Group, N.A.                United States          100%

AMCORE Mortgage, Inc.                           Nevada              100%

AMCORE Consumer Finance Company, Inc.           Nevada              100%

AMCORE Financial Life                           Arizona             100%
  Insurance Company

AMCORE Capital Management, Inc.                 Illinois            100%

AMCORE Insurance Group, Inc.                    Illinois            100%

AMCORE Investment Banking, Inc.                 Illinois            100%

Rockford Mercantile Agency, Inc.                Illinois            100%

AMCORE Investment Services, Inc.                Illinois            100%